SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	06-1283776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, DrugMax’s Second Amended and Restated Credit Agreement (the “Credit Facility”) with General Electric Capital Corporation (“GECC”) requires monthly compliance with certain restrictive covenants. DrugMax has been in violation of certain of these covenants since January 1, 2005 and is currently in default under the Credit Facility. DrugMax is currently exploring alternative financing (both equity and debt) and, although there can be no assurances, expects to refinance the Credit Facility with a major lender other than the current lender during the third quarter of 2005.

On August 31, 2005, DrugMax, Inc. received from GECC an executed letter agreement (the “Amendment”), pursuant to which GECC (a) waived its right to collect default interest for all periods prior to the date of the Amendment, but otherwise reserved all of its rights and remedies resulting from DrugMax’s default under the Credit Facility, (b) increased the applicable interest margins under the Credit Facility by an average of 1.0% per annum and (c) imposed an additional 1% per annum “PIK” interest, which began to accrue as of August 2005. The Amendment further provides that the PIK interest is due and payable upon the termination of the Credit Facility, but will be waived if the facility is terminated or otherwise repaid prior to October 31, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: September 7, 2005

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